EXHIBIT 4.3 - Opinion Letter to FINRA

BUSH ¦ROSS

ATTORNEYS AT LAW

1801 N. Highland Avenue Tampa, Florida 33602 (813) 224-9255[Phone]
(813) 223-9620 {Fax] www.bushross.COM

BRENT A. JONES	Mailing Address: Post Office Box 3913 Tampa, Florida 33601.3913

March 23, 2009

VIA ELECTRONIC MAIL

Financial Industry Regulatory Authority Attn: Jennifer A. Fainer
9509 Key West Avenue
Rockville, Maryland 20850-3329

Re:	Agreement and Plan of Merger between Monster Diesel, Inc. and Chanaral Resources, Inc. dated January 29, 2009 (the "Merger Agreement")

Ladies and Gentlemen:

We have acted as special counsel to Alkane, Inc. f/k/a/ Chanaral Resources, Inc. (the "Company"), a Florida corporation. This opinion is delivered to you at our client's request pursuant to the requirements set forth on the Financial Industry Regulatory Authority OTC Equity Name Change / Stock Split Request, an executed copy of which is attached hereto as Exhibit A.

The opinions expressed below have been prepared and are to be construed in accordance with the Report on Standards for Opinions of Florida Legal Counsel for Business and Real Estate Transactions, dated September 1998, issued by the Business Law and Real Property, Probate & Trust Law Sections of The Florida Bar (the "Report"), which Report is incorporated herein by reference thereto. In rendering such opinions, we have made no assumptions other than those set forth in Section ILK. of the Report (a copy of which is attached hereto as Exhibit B) and those assumptions otherwise set forth in this opinion.

In our capacity as special counsel to the Company, we have examined executed copies of the following documents:

(a)	the Merger Agreement;

(b)	Articles of Merger filed with the Florida Secretary of State on February 25, 2009, certified by the Office of the Secretary of State of the State of Florida;

(c)	Articles of Correction filed with the Florida Secretary of State on March 23, 2009;

(d)	Articles of Merger filed with the Nevada Secretary of State on February 23, 2009,certified by the Office of the Secretary of State of the State of Nevada;

Financial industry Regulatory Authority Attn: Jennifer A. Fainer March 23, 2009 Page 2

(e)	Secretary's Certificate of the Company dated as of March 20, 2009 (the "Secretary's Certificate");

(f)	Secretary's Certificate of Monster Diesel, Inc. dated as of March 20, 2009 (the "Monster Diesel Secretary's Certificate");

(g)	The Articles of Incorporation of the Company, as amended, certified by the Office of the Secretary of State of Florida on March 23, 2009;

(h)	The Articles of Incorporation of Monster Diesel, Inc., as amended, certified by the Office of the Secretary of State of Nevada on March 17, 2009;

(i)	The By-laws of the Company, as certified and attached to the Secretary's Certificate;

(j)	The By-laws of Monster Diesel, Inc., as certified and attached to the Monster Diesel Secretary's Certificate;

(k)
A resolution of the board of directors of the Company dated as of January 29, 2009, approving the Merger Agreement and the transactions contemplated therein, as certified and attached to the Secretary's Certificate;

(1)
A Written Action of the Board of Directors of Monster Diesel, Inc. in Lieu of a Special Meeting dated as of January 29, 2009, approving the Merger Agreement and the transactions contemplated therein, as certified and attached to the Monster Diesel Secretary's Certificate;

(m)
A Written Action of the Majority Shareholder of the Company in Lieu of a Special Meeting dated as of January 29, 2009, approving the Merger Agreement and the transactions contemplated therein as certified and attached to the Secretary's Certificate;

(n)
A Written Action of the Majority Shareholder of Monster Diesel, Inc. in Lieu of a Special Meeting dated as of January 29, 2009, approving the Merger Agreement and the transactions contemplated therein as certified and attached to the Monster Diesel Secretary's Certificate;

(o)	A stockholder list of the Company dated January 29, 2009 prepared by First American Stock Transfer, the Company's transfer agent, as certified and attached to the Secretary's Certificate;

(p)	A stockholder list of Monster Diesel, Inc. dated January 29, 2009, as certified and attached to the Monster Diesel Secretary's Certificate;

(q)	Affidavit of Mailing of Appraisal Rights Notice to stockholders of the Company;

(r)	Affidavit of Mailing of Dissenters' Rights Notice to stockholders of Monster Diesel, Inc.;

Financial industry Regulatory Authority Attn: Jennifer A. Fainer March 23, 2009 Page 3

(s)	A Statement of Facts and Representations dated as of March 20, 2009, executed by Jan Olivier and the Chief Executive Officer of the Company; and

(t)	A Statement of Facts and Representations dated as of March 20, 2009, executed by the Chief Executive Officer of Monster Diesel, Inc.

In rendering the following opinions, we have relied as to factual matters that affect our opinions solely upon our examination of copies of the foregoing documents and, where applicable, we have made no independent verification of the facts asserted in those documents to be true and correct, including the factual representations and warranties in the Merger Agreement.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

In rendering our opinion in paragraph I below, we have, with your permission, assumed without expressing any opinion to such effect, that Chapters 78 and 92A, Nevada Revised Statutes, are substantively identical in all relevant aspects to the Florida Business Corporation Act.

Based upon the foregoing, we are of the opinion that:

1. Upon the filing of the Articles of Merger with the Nevada Secretary of State and the Florida Secretary of State in accordance with the applicable provisions of the Nevada Revised Statutes and Florida Business Corporation Act, respectively, Monster Diesel, Inc. merged with and into the Company, in accordance with the terms of the Merger Agreement. As a result of the merger, pursuant to § 607.1106, Florida Statutes, the Company, as the surviving corporation of the Merger Agreement, is liable for all the liabilities and obligations of Monster Diesel, Inc.

2.           Upon the filing of Articles of Amendment with the Florida Secretary of State on February 26, 2009, the Company changed its corporate name from Chanaral Resources, Inc. to Alkane,

3.           The transactions effectuated pursuant to the Merger Agreement did not violate the Company's Articles of incorporation, as amended, or its bylaws. The Company is not required to report the transaction effectuated pursuant to the Merger Agreement under the Securities Exchange Act of 1934 or the Florida Investor Protection Act.

As to factual matters, the opinions herein expressed are based solely upon the documents that we have examined or matters within our knowledge] and the representations that have been made to us. This

1 As used in this opinion letter in relation to the existence or absence of any particular state of facts or circumstances, the term, "within our knowledge," limits our knowledge to the actual current recollection of those persons in our firm who have given substantive attention to the transaction that is the subject of the opinion and does not include constructive knowledge of matters or information. It does not imply that the signatory attorney or the firm has undertaken any independent investigation within the firm or with the Company or with any other person to determine the existence or absence of any facts or circumstances, and no inference should be drawn merely from our present representation of the Company. The term means only that the attorneys of our firm who have given substantive opinion is furnished to you at our client's request and is intended solely for your use in connection with the above-described transaction and may not be relied upon, used, quoted, made available or circulated to or by any third person or entity, in whole or in part, without our prior written consent.

Financial industry Regulatory Authority Attn: Jennifer A. Fainer March 23, 2009 Page 4

We do not express any opinion concerning any laws other than the laws of the State of Florida, and the Federal law of the United States. Except as expressly set forth in paragraph 3 above, we express no opinion herein in respect of any federal or state securities or "blue sky" laws.

The opinions expressed herein are given only as of the date hereof and by rendering the opinions expressed herein, we do not assume any responsibility to advise you of any changes as to any of the matters expressed herein which may occur, or of which we may become aware, after the date hereof.

BUSH ROSS, P.A.
By: /s/ Brent A. Jones
Brent A. Jones, Esq.

attention to the transaction do not have a current recollection of any fact or circumstance contradicting the statement and does not imply that the firm knows the statement to be correct.

Financial industry Regulatory Authority Attn: Jennifer A. Fainer March 23, 2009 Page 5

EXHIBIT A

OTC Equity Name Change / Stock Split Request

Completion of this form certifies to FINRATM notification of a corporate name change and/or provides FINRATM notification of a forward stock split or a reverse stock split for an OTC Equity issuer.

Transaction Information

Name Change

CURRENT COMPANY NAME Chanaral Resources,  Inc.                           CURRENT ISSUE SYMBOL(S) CRLR

NEW COMPANY NAME (if applicable) Alkane , Inc .

CUSIP/CINS NUMBER(S): CURRENT 158788 10 9                                    NEW (if applicable)

ANTICIPATED FILING DATE OF THE CHARTER AMENDMENT FOR NAME CHANGE : February 26, 2009

LEGAL EFFECTIVE DATE OF CHARTER AMENDMENT FOR NAME CHANGE: February 27 , 2009

DID THE SECRETARY OF STATE ACCEPT THE CHARTER AMENDMENT?                               ☒  51 Yes❑ No

If no, please specify the reason the charter amendment was declined by the SOS?

DATE OF APPROVAL FOR THE ACTION BY THE BOARD OF DIRECTORS:January 29, 2009

BASED ON THE STATE OF INCORPORATION IS SHAREHOLDER APPROVAL REQUIRED FOR THEME CHANGE TO BECOME LEGALLY EFFECTIVE?
☒Yes ❑ No

IF YES, DATE OF APPROVAL FOR THE ACTION BY SHAREHOLDERS (If Applicable): January 29, 2009

IF NO, PLEASE PROVIDE EXPLANATION OF STATE LAW:

Stock Split

CURRENT COMPANY NAME                                                                                CURRENT ISSUE SYMBOL(S)

TYPE OF SPLIT: ❑ Forward       ❑ ReverseAMOUNT OF STOCK SPLIT RATIO:

PLEASE CONFIRM THE PAYMENT METHOD OF THE FORWARD STOCK SPLIT (If Applicable):

❑     PAYABLE UPON SURRENDER OF OLD CERTIFICATES (REQUIRES A NEW CUSIP NUMBER)

❑     NEW SHARES ARE BEING MAILED DIRECTLY TO SHAREHOLDERS (REQUIRES RECORD DATE AND PAYABLE DATE)

CUSIP/CINS NUMBER(S): CURRENT                                              NEW

PRE-SPLIT TOTAL SHARES OUTSTANDING:                             AS OF DATE:

POST-SPLIT TOTAL SHARES OUTSTANDING:                         AS OF DATE:

METHOD OF SETTLING FRACTIONAL SHARES (If Applicable):

Explanation of any conditions which must be met for the transaction to become effective:

Investor protection. Market integrity. 9509 Key West Avenue t 240 386 4000 Rockville, MD www.f inra.org 20850-3329

PLEASE CONFIRM IF THE FOLLOWING ACTIONS) IS(ARE) REQUIRED FOR THE STOCK SPLIT TO BECOME LEGALLY EFFECTIVE:

1. FILING A CHARTER AMENDMENT WITH THE SECRETARY OF STATE (SOS) OR OTHER REGULATORY AUTHORITY
            ❑ Yes❑ No
IF YES, ANTICIPATED FILING DATE OF THE CHARTER AMENDMENT FOR STOCK SPLIT (If Applicable):

IF NO, PLEASE PROVIDE EXPLANATION OF STATE LAW:

CONFIRM THE DATE THAT THE CHARTER AMENDMENT WAS FILED WITH THE SECRETARY OF STATE (If Applicable):

DID THE SECRETARY OF STATE ACCEPT THE CHARTER AMENDMENT? (If Applicable)❑ Yes             ❑ No

If no, please specify the reason the charter amendment was declined by the SOS?

2. BOARD OF DIRECTORS RESOLUTION                                                                                                 ❑ Yes❑ No

IF YES , PLEASE PROVIDE THE DATE OF APPROVALIAUTHORIZATION:

IF NO, PLEASE PROVIDE EXPLANATION OF STATE LAW:

3. SHAREHOLDER RESOLUTION (IF REQUIRED BASED ON THE STATE OF INCORPORATION) ❑ Yes ❑ No

IF YES , PLEASE PROVIDE THE DATE OF APPROVALJAUTHORIZATION:

IF NO, PLEASE PROVIDE EXPLANATION OF STATE LAW:

**Issuer Transparency Caution: Issuer acknowledges that by completing a forward stock split resulting in a per share price of less than $.0001, the issuer's stock will not be quotable in most OTC quotation media (including the OTCBB). Issuer further acknowledges that by completing a forward stock split resulting in a per share price of less than $.00000'I, trades in the issuer's stock will not be eligible for electronic trade reporting to the FINRA OTC reporting facility.

☒ Issuer Notification Form	☒ Executed & Notarized corporate confirmation of the Shareholders Consent (e.g., board resolutions, corporate officer certificate, etc.)

☒ Cover letter providing a full corporate history for this corporation (Start on the original date of incorporation and include all the corporate changes that have occurred until present day, Including, but not limited to, changes of control, reverse mergers, name changes, etc.)	☒ Agent Verification Form
☐ Prior Transfer Agent Notification (If Required)
☒ Copy of the Certificate of Merger, Amendment to the Articles of Incorporation or other Documents filed with the State of Incorporation
☒ CUSIP confirmation from the CUSIP Service Bureau (212-438-6565 or www.cusio.com) - (if applicable)
☒ Copy of original Issuer certified articles of Incorporation

☒ An opinion letter from attorney licensed In the state upon which opining that the entity in question is the same corporate entity and the transaction is otherwise legal***

**If there Is not a requirement fora filing with the Secretary of State or approval by shareholders or directors, the company needs to confirm this in writing.**

***The requirement to provide a legal opinion letter applies only to Corporate Actions in which there are multiple entities involved in the transaction (e.g., merger or acquisition)***

Investor protection. Market integrity. 9509 Key West Avenue t 240 386 4000 Rockville, MD www.f inra.org 20850-3329

Authorition by Coporate Officer
I, Mathew Zuckerman (print name), hereby certify that the information disclosed in this request is accurate an true.

SIGNATURE /s/ mathew Zuckerman  Titel President  Date 26 Feb 09

Submisstion of Name Change Request

Please return the Issuer Notification along with the appropriate request form. supporting documentation to:

FINRA
do The NASDAQ OMX Group, Inc.
Corporate Data Operations
Two Corporate Drive
3rd Floor, Suite 300
Shelton, CT 00484 USA
Telephone: 203.375.9309
Fax' 203.502.5480
Email: corporate a ctfone(Onasdaqomx.com

Financial Industry Regulatory Authority
Attn: Jennifer A. vainer
March 23, 2009

EXHIBIT B

K.  Assumptions

Opining counsel is permitted to make assumptions about factual matters that affect the opinion, but as to which the counsel has not made (and which by agreement of the parties is not expected to make) any investigation. Most of the assumptions in an opinion relate to matters involving parties other than opining counsel's client.

Counsel may not make a factual assumption which counsel knows to be incorrect and may not rely on any statement of fact in a document which counsel knows is not correct, unless counsel discloses to the addressee and addressee's counsel that the assumption or statement of facts is not correct and the addressee agrees that counsel may nevertheless make the assumption. Counsel also may not assume a specific legal issue on which counsel has been asked to render an opinion.

The most common assumptions are set forth below, and any additional assumptions made by counsel must be set forth specifically. For example, if counsel is asked to opine that the choice of Florida law will be upheld, counsel may have to assume that the domicile of counsel's client (which depends on intent) is Florida.

Unless one of the following assumptions is specifically excluded from an opinion, all of the listed assumptions will be incorporated by reference into opinions incorporating this Report. Accordingly, the assumptions listed below do not have to be restated in the text of opinions:

(1)      the legal capacity of each natural person;

(2)      the legal existence of all parties to the transaction other than opining counsel's client;

(3)     the power and authority of each person other than the client or person(s) acting on behalf of the client to execute, deliver and perform each document executed and delivered and to do each other act done or to be done by such person;

(4)      the authorization, execution and delivery by each person other than the client or person(s) acting on behalf of the client of each document executed and delivered or to be executed and delivered by such person;

(5)      the legality, validity, binding effect and enforceability as to each person other than the client or person(s) acting on behalf of the client of each document executed and delivered or to be executed and delivered and of each other act done or to be done by such person;

(6)       the payment of all required documentary stamps, taxes and fees imposed upon the execution, filing or recording of documents;

(7)      that there have been no undisclosed modifications of any provision of any document reviewed by opining counsel in connection with the rendering of the opinion and no undisclosed prior waiver of any right or remedy contained in any of the documents;

(8)       the genuineness of each signature other than that of the client or persons acting on behalf of the client, the completeness of each document submitted to opining counsel, the authenticity of each document reviewed by opining counsel as an original, the conformity to the original of each document reviewed by opining counsel as a copy and the authenticity of the original of each document received by opining counsel as a copy;

(9)      the truthfulness of each statement as to all factual matters otherwise not known to opining counsel to be untruthful contained in any document encompassed within the due diligence review undertaken by opining counseI:

(10)       the accuracy on the date of the opinion as well as on the date stated in all governmental certifications of each statement as to each factual matter contained in such governmental certifications;

(11)      that the addressee has acted in good faith, without notice of adverse claims, and has complied with all laws applicable to it that affect the transaction;

(12)      that the transaction complies with all tests of good faith, fairness, and conscionability required by law;

(13) that routine procedural matters such as service of process or qualification to do business in the relevant jurisdictions will be satisfied by the parties seeking to enforce the agreement;

 (14)     that all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies constituting the Iaw for which opining counsel is assuming responsibility are published (E.G., reported court decisions and the specialized reporting services of BNA, CCH and Prentice-Hall) or otherwise generally accessible (E.G., I PXI'1 or WFSTLAW) in each case in a manner generally available (LE., in terms of access and distribution following publication) to lawyers practicing in opining counsel's judicial circuit;

(15)     that other agreements related to the transaction will be enforced as written;

(16)     that no action, discretionary or otherwise, will be taken by or on behalf of opining counsel's client in the future that might result in a violation of law;

(17)      that there are no other agreements or understandings among the parties that would modify the terms of the transaction documents or the respective rights or obligations of the parties to those documents;

(18)      that with respect to the transaction and the transaction documents, there has been no mutual mistake of fact and them exists no fraud or duress; and

(19)      the constitutionality and validity of all relevant laws, regulations and agency actions unless a reported rose has otherwise held or widespread concern has been expressed by commentators as reflected in materials which lawyers routinely consult.